Press Release

Verint Announces Record Date and Distribution Date for Spin-Off of Cognyte Software Ltd., Verint’s Cyber Intelligence Solutions Business
Spin-Off Expected to Close on February 1, 2021

Melville, N.Y. – January 15, 2021 – (BUSINESS WIRE) — Verint® Systems Inc. (Nasdaq: VRNT), announced today the record and distribution dates for the spin-off of its Cognyte business, which is expected to be effected through the distribution of 100 percent of the shares of Cognyte Software Ltd., currently a wholly owned subsidiary of Verint, to holders of Verint shares.
After the close of business on February 1, 2021, the distribution date for the spin-off, Verint will distribute to holders of Verint shares, as a pro rata dividend, one Cognyte share for every Verint share held on the close of business on January 25, 2021, the record date for the spin-off. Cognyte shares are expected to commence trading on a standalone basis on NASDAQ under the symbol “CGNT” on February 2, 2021.

Verint shareholders do not need to take any action to receive Cognyte shares to which they are entitled and do not need to pay any consideration or surrender or exchange Verint shares. The distribution generally should not be taxable to Verint shareholders for U.S. federal and Israeli income tax purposes.
The completion of the distribution remains subject to customary closing conditions. Cognyte’s Registration Statement on Form 20-F filed with the Securities and Exchange Commission (SEC) contains detailed information about Cognyte’s operations, including its business strategy, financial condition, risk factors and conditions to the completion of the spin-off. The registration statement is available on the SEC’s website at www.sec.gov.

About Cognyte Software Ltd.
Following the spin-off, Cognyte will be a global leader in security analytics software that empowers governments and enterprises with Actionable Intelligence® for a safer world. Over 1,000 government and enterprise customers in more than 100 countries rely on Cognyte’s solutions to accelerate security investigations and connect the dots to successfully identify, neutralize, and prevent national security, personal safety, business continuity and cyber threats.

About Verint Systems Inc.
Verint® is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization and cyber intelligence. Today, over 10,000 organizations in more than 180 countries—including over 85 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the anticipated spin-off of Cognyte, including timing and certainty, the planned record and distribution dates, and anticipated tax treatment; Verint and Cognyte’s anticipated competitive positioning and positioning for future success following the spin-off. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to uncertainties regarding the impact of changes in macroeconomic and/or global conditions; our ability to successfully complete the spin-off of our Cognyte business on a tax-free basis, within the expected time frame or at all, and achieve the intended benefits of the spin-off; general economic and industry conditions; risks relating to our and Cognyte’s customers’ orders and contracts; risks associated with restrictions resulting from the COVID-19 pandemic; our ability to access capital; and risks associated with the mishandling or perceived mishandling of sensitive or confidential information. A detailed discussion of these factors and other risks that affect our business and the Cognyte business are included in filings we and Cognyte make with the Securities and Exchange Commission (SEC) from time to time, including Cognyte’s Registration Statement on Form 20-F, as amended, and in our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at https://www.verint.com/investor-relations. Copies of Cognyte’s filings are available online from the SEC or on the SEC Filings section of Cognyte’s Investor Relations website at https://www.cognyte.com/investors. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

VERINT, ACTIONABLE INTELLIGENCE, THE CUSTOMER ENGAGEMENT COMPANY and CUSTOMER ENGAGEMENT SOLUTIONS are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

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Investor Relations Contact:

Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com